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                                                                 Exhibit 99.1




For Immediate Release:  May 5, 2006
Contact:  Paul Sunu, Chief Financial Officer at (919) 563-8222 or
          Rick Whitener, Vice President and Treasurer at (919) 563-8374



Bond Ticker: MADRIV
May 5, 2006
Mebane, North Carolina



            MADISON RIVER COMMUNICATIONS ANNOUNCES CONFERENCE CALL
        TO DISCUSS 2006 FIRST QUARTER FINANCIAL AND OPERATING RESULTS


   Mebane, North Carolina - May 5, 2006 - Madison River Communications today announced that it will be conducting a conference call to report its 2006 first quarter financial and operating results on Tuesday, May 16, 2006 at 11:00 AM EDT. The Company intends to file its quarterly report on Form 10-Q on or before May 15, 2006.


   Participants may call (719) 457-2652 and provide the access code 3805429. Alternatively, participants may access the call via a webcast that can be linked to from the investor relations page of the Company's website at www.madisonriver.net.


   A telephonic replay will be accessible beginning at 2:00 PM EDT on the day of the conference call and continue for two weeks by dialing (888) 203-1112 or (719) 457-0820 and entering the access code 3805429.








     Madison River Capital, LLC operates as Madison River Communications and is a wholly owned subsidiary of Madison River Telephone Company, LLC.
Madison River Communications operates and enhances rural telephone companies and provides competitive communications services in its edge-out markets. Madison River Telephone Company, LLC is owned by affiliates of Madison Dearborn Partners Inc., Goldman, Sachs & Co. and Providence Equity Partners, the former shareholders of Coastal Utilities, Inc. and members of management.